Exhibit 10.3

Form of

RENTECH, INC.

WARRANT

To Purchase	Shares of Common Stock

Warrant No.

Date of Issuance:  April      , 2007

VOID AFTER APRIL   , 2012

THIS WARRANT (the “Warran”) CERIFIES THAT, for value received,                     , or permitted registered assigns (the “Holder”), is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after the date hereof and on or prior to the close of business on the fifth anniversary of the Date of Issuance (the “Termination Date”) but not thereafter, to subscribe for and purchase at the Exercise Price (defined below) from Rentech, Inc., a Colorado corporation (the “Company”), up to              shares (the “Shares”) of the common stock of the Company, par value $0.01 per share (the “Common Stock”) (including the associated right to purchase shares of Series 1998-C Participating Cumulative Preference Stock, $10 par value, under the Shareholder Rights Plan, dated as of January 18, 2005, as amended, if any. This Warrant is issued by the Company pursuant to that certain subscription agreement between the Company and the Holder, dated as of April 19, 2007 (the “Subscription Agreement”) and is one of a series of Warrants issued by the Company (collectively, “Company April 19 Warrants”).

1.    DEFINITIONS.    Capitalized terms used herein but not otherwise defined herein shall have their respective meanings as set forth in the Subscription Agreement. As used herein, the following terms shall have the following respective meanings:

(A)    ”Exercise Period” shall mean the period commencing with the date occurring six months after the date hereof and ending on the Termination Date, unless sooner terminated as provided below.

(B)    ”Exercise Price” shall mean $3.28 per share, subject to adjustment pursuant to Section 4 below.

(C)    ”Trading Day” shall mean (a) any day on which the Common Stock is listed or quoted and traded on any eligible Trading Market (meaning any of the NYSE, AMEX or NASDAQ), (b) if the Common Stock is not then listed or quoted and traded on any eligible Trading Market, then a day on which trading occurs on the OTC Bulletin Board (or any successor thereto), or (c) if trading does not occur on the OTC Bulletin Board (or any successor thereto), any Business Day.

(D)    ”Warrant Agent” shall mean the Company or an agent, if any, appointed by the Company to register the Warrants and maintain the records related thereto.  The initial Warrant Agent shall be [        ].

(E)    ”Warrant Shares” shall mean the Shares issuable upon exercise of this Warrant.

2.    EXERCISE OF WARRANT.

2.1                  EXERCISE.  Subject to Section 2.3, the rights represented by this Warrant may be exercised in whole or in part at any time during the Exercise Period, by delivery of the following to the Company at its address set forth below (or at such other address as the Company or the Warrant Agent may designate by notice in writing to the Holder):

(A)    An executed Notice of Exercise in the form attached hereto;

(B)    Subject to Section 2.3, Payment of the Exercise Price in cash or by check; and

(C)    This Warrant.

Execution and delivery of the Notice of Exercise shall have the same effect as cancellation of the original Warrant and issuance of a new Warrant evidencing the right to purchase the remaining number of Warrant Shares, if any.

Certificates for shares purchased hereunder shall be transmitted by the transfer agent of the Company to the Holder by crediting the account of the Holder’s prime broker with The Depository Trust Company through its Deposit Withdrawal Agent Commission (“DWAC”) system if the Company is a participant in such system, and otherwise by physical delivery to the address specified by the Holder in the Notice of Exercise within three Trading Days from the delivery to the Company of the Notice of Exercise, surrender of this Warrant and payment of the aggregate Exercise Price as set forth above.

2.2                  EFFECT OF EXERCISE.

(a)           This Warrant shall be deemed to have been exercised on the date this Warrant is surrendered and the Exercise Price and Notice of Exercise are received by the Company. The Warrant Shares shall be deemed to have been issued, and Holder or any other person so designated to be named therein shall be deemed to have become a holder of record of such Warrant Shares for all purposes, as of the date this Warrant has been exercised irrespective of the date of delivery of such certificate or certificates, except that, if the date of such surrender and payment is a date when the stock transfer books of the Company are closed, such person shall be deemed to have become the holder of such shares at the close of business on the next succeeding date on which the stock transfer books are open.  In the event certificates for Warrant Shares are to be issued in a name other than the name of the Holder, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the

Holder, and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto.

(b)           To the extent permitted by law, the Company’s obligations to issue and deliver Warrant Shares in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any person or entity or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other person or entity of any obligation to the Company or any violation or alleged violation of law by the Holder or any other person or entity, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the Holder in connection with the issuance of Warrant Shares. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance or injunctive relief with respect to the Company’s failure to timely deliver certificates representing Shares upon exercise of this Warrant as required pursuant to the terms hereof.

2.3    LIMITATIONS ON EXERCISABILITY; CASHLESS EXERCISE.

At any time during the Exercise Period when (a) a Restrictive Legend Event (as defined below) has occurred, , the Holder may only exercise this Warrant  (or the portion thereof being canceled) (a) if the “fair market value” (as calculated below) of one Share is greater than the Exercise Price and (b) in accordance with the next sentence.  The Holder may exercise this Warrant by delivery of this Warrant at the principal office of the  Warrant Agent, together with the properly endorsed Notice of Exercise, in which event the Company shall issue to the Holder a number of Warrant Shares computed using the following formula (such exercise pursuant to this Section 2.3, a “Cashless Exercise”):

X = Y (A-B)
    A

Where X =	the number of Shares to be issued to the Holder
Y =	the number of Shares purchasable under this Warrant or, if only a portion of this Warrant is being exercised, the portion of this Warrant being canceled (at the date of such calculation)
A =	the fair market value of one share of the Company’s Common Stock (at the date of such calculation)
B =	Exercise Price (as adjusted to the date of such calculation)

For purposes of the above calculation, the “fair market value” of one share of Common Stock shall mean (i) the volume-weighted average sales price for the Shares on the American Stock Exchange or other trading market where such security is listed or traded as reported by Bloomberg Financial Markets (or a comparable reporting service of national reputation selected by the Company and reasonably acceptable to the Holder if Bloomberg Financial Markets is not then reporting sales prices of such security) (collectively, “Bloomberg”) for the ten (10)

consecutive Trading Days immediately preceding (but not including) the Exercise Date, or (ii) if the foregoing does not apply, the volume-weighted average sales price of the Shares during the same period in the over-the-counter market on the pink sheets or bulletin board for such security as reported by Bloomberg, or if no sales price is so reported for the Shares, the last bid price of the Shares as reported by Bloomberg or (iii) if none of the foregoing applies, the fair market value shall be as determined by the Board of Directors of the Company in the exercise of its good faith judgment.

The Company shall provide to the Holder prompt written notice of any time that the Company is unable to issue the Warrant Shares via DWAC transfer (or otherwise without restrictive legend), because (a) the Securities and Exchange Commission (the “Commission”) has issued a stop order with respect to the Registration Statement, (b) the Commission otherwise has suspended or withdrawn the effectiveness of the Registration Statement, either temporarily or permanently, (c) the Company has suspended or withdrawn the effectiveness of the Registration Statement, either temporarily or permanently, or (d) otherwise (each a “Restrictive Legend Event”).  To the extent that a Restrictive Legend Event occurs after the Holder has exercised this Warrant in accordance with Section 2.1 but prior to the delivery of the Warrant Shares, the Company shall (i) if the fair market value (as calculated above) of the Warrant Shares is greater than the Exercise Price, deliver that number of Warrant Shares to the Holder as should be delivered in a Cashless Exercise in accordance with this Section 2.3, and return to the Holder all consideration paid to the Company in connection with the Holder’s attempted exercise of this Warrant pursuant to Section 2.1, or (ii) if the fair market value (as calculated above) of the Warrant Shares is less than the Exercise Price, rescind the previously submitted Notice of Exercise and shall return all consideration paid by Holder for such shares upon such rescission.  The Company shall give prompt written notice to the Holder of  any cessation of a Restrictive Legend Event.

If a Restrictive Legend Event has occurred and no exemption from the registration requirements is available (including, without limitation, under Section 3(a)(9) of the Securities Act by virtue of a Cashless Exercise), this Warrant shall not be exercisable.  Notwithstanding anything herein to the contrary, the Company shall not be required to make any cash payments to the Holder in lieu of issuance of the Warrant Shares.

For purposes of Rule 144(d) promulgated under the Securities Act, as in effect on the date hereof, it is intended that the Warrant Shares issued in a Cashless Exercise shall be deemed to have been acquired by the Holder, and the holding period for the Warrant Shares shall be deemed to have commenced, on the date this Warrant was originally issued pursuant to the Subscription Agreement.

2.4    ISSUANCE OF NEW WARRANTS.    Upon any partial exercise of this Warrant, the Company, at its expense, shall forthwith and, in any event within five business days, issue and deliver to the Holder a new warrant or warrants of like tenor, registered in the name of the Holder, exercisable, in the aggregate, for the balance of the number of Shares remaining available for purchase under this Warrant.

2.5    PAYMENT OF TAXES AND EXPENSES.    The Company shall pay any recording, filing, stamp or similar tax imposed by the U.S. federal government or any state which may be payable in respect of any transfer involved in the issuance of, and the preparation and delivery of certificates (if applicable) representing, (i) any Warrant Shares purchased upon exercise of this Warrant and/or (ii) new or replacement warrants in the Holder’s name .  The Holder shall be responsible for any transfer tax incidental to the issuance of Warrant Shares to a person other than the Holder.  The Holder shall be responsible for income taxes due under U.S. federal, state or other law, if any such tax is due.

3.    COVENANTS OF THE COMPANY.   The Company covenants and agrees that:

3.1    COVENANTS AS TO EXERCISE SHARES.    All Warrant Shares issued upon the exercise of the rights represented by this Warrant shall, upon issuance and receipt of payment of the applicable Exercise Price in accordance with the terms hereof, be validly issued, fully paid and nonassessable. The Company shall at all times during the Exercise Period, have authorized and reserved, free from preemptive rights, a sufficient number of Shares to provide for the exercise of the rights represented by the Company Warrants (taking into account the adjustments of Section 4).

 The Company shall use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under this Warrant.

3.2    NOTICES OF RECORD DATE AND CERTAIN OTHER EVENTS.    In the event of any taking by the Company of a record of the holders of Common Stock for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution (other than regular quarterly cash dividend or a dividend payable solely in Shares), the Company shall mail to the Holder, at least ten (10) days prior to the date on which any such record is to be taken for the purpose of such dividend or distribution, a notice specifying such date; provided, however that Company shall not be required to provide such notice at any time the notice and the contents thereof shall be deemed to constitute material non-public information.  In the event of any voluntary dissolution, liquidation or winding up of the Company, the Company or the Warrant Agent shall mail to the Holder, at least ten (10) days prior to the date of the occurrence of any such event, a notice specifying such date. In the event the Company authorizes or approves, enters into any agreement contemplating, or solicits stockholder approval for any Fundamental Transaction, as defined in Section 6 herein, the Company shall mail to the Holder, at least ten (10) days prior to the date of the closing of such Fundamental Transaction, a notice specifying such anticipated date of closing.  The failure to deliver notice under this Section 4.2 or any defect therein shall not affect the validity of the corporate action required to be described in such notice.

4.       ADJUSTMENT OF EXERCISE PRICE AND SHARES.

4.1                STOCK DIVIDENDS AND SPLITS.  In the event of changes in the outstanding Common Stock of the Company by reason of stock dividends, split-ups, recapitalizations, reclassifications, combinations or exchanges of shares, separations, reorganizations, liquidations, consolidation, acquisition of the Company (whether through merger or acquisition of substantially all the assets or stock of the Company), or the like, the number, class and type of shares available under this Warrant in the aggregate and the Exercise Price shall be correspondingly adjusted to give the Holder of this Warrant, upon exercise for the same aggregate Exercise Price, the total number, class, and type of shares or other property as the Holder would have owned had this Warrant been exercised prior to the event and had the Holder continued to hold such shares until the event requiring adjustment. The form of this Warrant need not be changed because of any adjustment in the number of Warrant Shares subject to this Warrant.

4.2                  PRO RATA DISTRIBUTIONS.    If at any time or from time to time the holders of Common Stock of the Company (or any shares of stock or other securities at the time receivable upon the exercise of this Warrant) shall have received or become entitled to receive, without payment therefor,

(A)    Common Stock or any shares of stock or other securities which are at any time directly or indirectly convertible into or exchangeable for Common Stock, (other than a dividend or distribution covered in Section 4.1 above);

(B)    any cash paid or payable otherwise than as a cash dividend; or

(C)    Common Stock or additional stock or other securities or property (including cash) by way of spinoff, split-up, reclassification, combination of shares or similar corporate rearrangement (other than Shares pursuant to Section 4.1 above), then and in each such case, the Holder hereof shall, upon the exercise of this Warrant, be entitled to receive, in addition to the number of Shares receivable thereupon, and without payment of any additional consideration therefor, the amount of stock and other securities and property (including cash in the cases referred to in clauses (B) and (C) above) which such Holder would hold on the date of such exercise had such Holder been the holder of record of such Common Stock as of the date on which holders of Common Stock received or became entitled to receive such shares or all other additional stock and other securities and property.

4.3    Upon the occurrence of each adjustment pursuant to Sections 4.1 and 4.2, the Company shall promptly give notice thereof to the Holder, which notice shall state the number of Warrant Shares (and other securities or property) purchasable upon the exercise of this Warrant and the Exercise Price of such Warrant Shares (and other securities or property) after such adjustment, setting forth a brief statement of the facts requiring such adjustment and setting forth the computation by which such adjustment was made.

5.    FRACTIONAL SHARES.    No fractional shares shall be issued upon the exercise of this Warrant as a consequence of any adjustment pursuant hereto. All Warrant Shares (including fractions) issuable upon exercise of this Warrant may be aggregated for purposes of determining whether the exercise would result in the issuance of any fractional share. If, after aggregation, the exercise would result in the issuance of a fractional share, the Company shall, in lieu of issuance of any fractional share, pay the Holder otherwise entitled to such fraction a sum in cash equal to the product resulting from multiplying the closing sales price  of a Share on the Trading Day immediately preceding the Exercise Date by such fraction.

6.    FUNDAMENTAL TRANSACTIONS.    If, at any time while this Warrant is outstanding, (i) the Company effects any merger or consolidation of the Company with or into another entity, in which the shareholders of the Company as of immediately prior to the transaction own less than a majority of the outstanding stock of the surviving entity, (ii) the Company effects any sale of all or substantially all of its assets in one or a series of related transactions, (iii) any tender offer or exchange offer (whether by the Company or another person or entity) is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, or (iv) the Company effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (other than as a result of a subdivision or combination of Shares covered by Section 4.1 above) (each, a “Fundamental Transaction”), then the Holder shall have the right thereafter to receive, upon exercise of this Warrant, the same amount and kind of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of the number of Warrant Shares then issuable upon exercise in full of this Warrant (the “Alternate Consideration”).  To the extent necessary to effectuate the foregoing provisions, any successor to the Company or surviving entity in such Fundamental Transaction shall issue to the Holder a new warrant consistent with the foregoing provisions and evidencing the Holder’s right to exercise such warrant into Alternate Consideration. The terms of any agreement pursuant to which a Fundamental Transaction is effected shall include terms requiring any such successor or surviving entity to comply with the provisions of this Section 6 and ensuring that this Warrant (or any such replacement security) shall be similarly adjusted upon any subsequent transaction analogous to a Fundamental Transaction.

7.    NO STOCKHOLDER RIGHTS.    This Warrant in and of itself shall not entitle the Holder to any voting rights or other rights as a stockholder of the Company.

8.    TRANSFER OF WARRANT.

8.1                  Subject to compliance with any applicable securities laws, this Warrant and all rights hereunder are transferable, in whole or in part, upon surrender of this Warrant at the principal office of the Warrant Agent, together with a written assignment of this Warrant substantially in the form attached hereto duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer.  Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled.  A Warrant, if properly assigned, may be exercised by a new holder for the purchase of Warrant Shares without having a new Warrant issued.

8.2                  This Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office of the Warrant Agent together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney Subject to compliance with Section 8.1, as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice.

8.3                  The Company shall prepare, issue and deliver at its own expense the new Warrant or Warrants under this Section 8.

8.4.                 The Company shall register this Warrant, upon records to be maintained by the Warrant Agent for that purpose (the “Warrant Register”), in the name of the record Holder (which shall include the initial Holder or, as the case may be, any registered assignee to which this Warrant is permissibly assigned hereunder from time to time).  The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

9.    LOST, STOLEN, MUTILATED OR DESTROYED WARRANT.    If this Warrant is lost, stolen, mutilated or destroyed, the Company may, on such terms as to indemnity (which may include the posting of a bond) or otherwise as it may reasonably impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new Warrant of like denomination and tenor as this Warrant so lost, stolen, mutilated or destroyed. Any such new Warrant shall constitute an original contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated or destroyed Warrant shall be at any time enforceable by anyone.

10.    NOTICES, ETC.    All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the Company at the address listed on the signature page hereto and to Holder at the applicable address set forth on the applicable signature page to the Subscription Agreement or at such other address as the Company or Holder may designate by ten (10) days advance written notice to the other parties hereto.

11.    ACCEPTANCE.    Receipt of this Warrant by the Holder shall constitute acceptance of and agreement to all of the terms and conditions contained herein.

12.    GOVERNING LAW.    This Warrant shall be governed by, and construed in accordance with, the laws of the State of New York.  The Holder hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated thereby.  The Holder irrevocably and unconditionally waives any objection to the laying of venue of any suit or proceeding arising out of or relating to this Warrant in Federal and state courts in the Borough of Manhattan in The City of New York and irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum.

13.    AMENDMENT OR WAIVER.    Any term of this Warrant may be amended or waived (either generally or in a particular instance and either retroactively or prospectively) with the written consent of the Company and the holders of Company Warrants representing at least two-thirds of the number of Shares subject to then outstanding Company Warrants. Notwithstanding the foregoing, (a) this Warrant may be amended and the observance of any term hereunder may be waived without the written consent of the Holder only in a manner which applies to all Company Warrants in the same fashion and (b) any decrease of the number of Warrant Shares subject to this Warrant, any adjustment to the Exercise Price (except for any adjustment (or waiver thereof) made pursuant to Section 4 hereof) of this Warrant, or waiver of any right to exercise this Warrant a, shall require the prior written consent of the Holder. The Company shall give prompt written notice to the Holder of any amendment hereof or waiver hereunder that was effected without the Holder’s written consent. No waivers of any term, condition or provision of this Warrant, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

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IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its duly authorized officer as of             , 2007.

RENTECH, INC.

By:
Name:
Title:

NOTICE OF EXERCISE

TO:    RENTECH, INC. / WARRANT AGENT

Subject to 2.3 of the Warrant, the undersigned hereby elects to purchase                    shares (the “Shares”) of the common stock, par value $0.01 (the “Common Stock”) (including the associated right to purchase shares of Series 1998-C Participating Cumulative Preference Stock, $10 par value under the Shareholder Rights Plan, dated as of January 18, 2005, if any, of Rentech, Inc. (the “Company”) pursuant to the terms of the attached Warrant, and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

(2)    Please issue the certificate for Shares in the name of, and pay any cash for any fractional Share to:

Print or type name

Social Security or other Identifying Number

Street Address

City State Zip Code

(3)    If such number of Shares shall not be all the Shares purchasable upon the exercise of the Warrants evidenced by this Warrant, a new warrant certificate for the balance of such Warrants remaining unexercised shall be registered in the name of and delivered to:

Please insert Social Security or other identifying number:

(Please print name and address)

Dated:

(Date)
(Signature)

(Print name)

SIGNATURE GUARANTY:

ASSIGNMENT FORM

(To assign the foregoing Warrant, execute this form and supply required information. Do not use this form to purchase shares.)

FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to

Name:
(Please Print)

Address:

(Please Print)
Dated: , 200[ ]

Holder’s
Signature:

Holder’s Address:

NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatever. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.

SIGNATURE GUARANTY: